Exhibit 4.3

DESCRIPTION OF THE REGISTRANT’S SECURITIES

REGISTERED PURSUANT TO SECTION 12 OF THE

SECURITIES EXCHANGE ACT OF 1934

As of December 31, 2021, Madison Technologies, Inc. (“the Company”) had one class of security registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), its common stock, par value $0.001 per share (the “Common Stock”).

Description of Common Stock

The following description of the Company’s Common Stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”) and the Company’s Bylaws (the “Bylaws”), each of which is incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this Exhibit 4.3 is a part. The Company encourages you to read its Articles of Incorporation, Bylaws, and the applicable provisions of the Nevada Revised Statutes for additional information.

Authorized Capital Shares

As of December 31, 2021, the Company’s authorized capital shares consist of 6,000,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”), of which 100,000, 100, 10,000, 230,000, 1,000, 1,152,500, 1,000, 4,600 and 39,895 shares of Preferred Stock have been designated as Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, respectively. As of December 31, 2021, there were 1,599,095,027 shares of Common Stock issued and outstanding and 0, 100, 0, 155,000, 0, 1,152,500, 0, 4,600 and 39,895 shares of Series A Preferred Stock, Series B Preferred Stock Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, issued and outstanding, respectively.

Voting Rights

Holders of the Company’s Common Stock are entitled to one vote per share on all matters voted on by the Company’s shareholders, including the election of directors. The Company’s Articles of Incorporation and Bylaws do not provide for cumulative voting in the election of directors.

Dividend Rights

Holders of the Company’s Common Stock are entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares ranking in priority to the Common Stock, to receive any dividend declared by the Company’s board of directors.

Liquidation Rights

If the Company is voluntarily or involuntarily liquidated, dissolved or wound-up, the holders of Common Stock will be entitled to receive, after distribution in full of the preferential amounts, if any, all of the remaining assets available for distribution ratably in proportion to the number of shares of Common Stock held by them.

Description of Preferred Stock

Series A Preferred Stock

Holders of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board out of funds legally available therefor, dividends at a rate of three percent (3%) per annum. Each share of Series A Preferred Stock shall be convertible, at the option of the Holder, into 3,420 shares of Common Stock, subject to anti-dilution adjustment if the Company has more than 360,000,000 shares outstanding on a fully diluted basis. Each Holder shall be entitled to the whole number of votes equal to the number of shares of Common Stock into which such holder’s Series A Preferred Stock would be convertible on the record date for the vote or consent of stockholders. The Series A Preferred Stock shall rank senior with respect to all other equity securities upon the liquidation, dissolution and winding up of the Company. At no time may any holder convert into common stock if such conversion would cause the holder to beneficially own more than 9.9% of the Company’s common stock.

Series B Preferred Stock

The Series B Preferred Stock are not entitled to any dividends (unless specifically declared by our Board), but will participate on an as-converted-to-common-stock basis in any dividends to the holders of our common stock. Each share of Series A Preferred Stock shall have the right to vote together with the holders of the Common Stock, as a single class, upon all matters submitted to holders of Common Stock for a vote. The shares of Series B preferred Stock will carry a number of votes equal to 51% of all voting shares of every class, including 51% of all of the issued and outstanding shares of common stock on the date of any shareholder vote, such that such Series B Preferred Stock shall always possess the majority of voting rights.. The Series B Preferred Stock does not have any redemption rights or any conversion rights.

Series C Preferred Stock

Holders of Series C Preferred Stock shall be entitled to receive, when and as declared by the Board out of funds legally available therefor, dividends at a rate of two percent (2%) per annum. Each share of Series A Preferred Stock shall be convertible, at the option of the Holder, into 100 shares of Common Stock. Each Holder shall be entitled to the whole number of votes equal to the number of shares of Common Stock into which such holder’s Series A Preferred Stock would be convertible on the record date for the vote or consent of stockholders. The Series C Preferred Stock shall rank senior with respect to all other equity securities except the Series A Preferred Stock upon the liquidation, dissolution and winding up of the Company. At no time may any holder convert into common stock if such conversion would cause the holder to beneficially own more than 9.9% of the Company’s common stock.

Series D Preferred Stock

The Series D Preferred Stock has a 4.99% conversion cap which may be increased to a maximum of 9.99% by holder by written notice to us. There is a stated value of $3.32 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the date which the Series D are issued. Series D are ranked as a Senior Preferred Stock and have no voting rights. Each share of Series D Preferred Stock may be converted to 1,000 common shares.

Series E Preferred Stock

There Series E Preferred Stock has a stated value of $1,000 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the date which the Series E are issued. Series E are ranked as a Senior Preferred Stock. It has voting rights equal to the number of shares of common stock into which the Series E would be convertible on the record date for the vote or consent of stockholders and shall otherwise have voting rights and powers equal to the voting rights and powers of common stock.. To the extent that Series E votes separately as a class or series as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the holders of a majority of the shares of the outstanding Series E, shall constitute the approval of such action by both the class or the series as applicable. To the extent that Series E are entitled to vote on matters with holders of shares of Common Stock, voting together as one class, each share of Series E shall entitle the Holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible using the record date as of which the Conversion Rate is calculated. Holders of Series E shall be entitled to written notice of all stockholder meetings or written consents with respect to which they would be entitled by Vote. As long as any shares of Series E are outstanding, we may not, without the affirmative vote of the Holders of all the then outstanding shares of Series F, (a) alter or change adversely the powers, preferences or rights given to the Series E or alter or amend the Certificate of Designations, (b) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the Holder, or (c) enter into any agreement with respect to any of the foregoing.

On September 16, 2021, the conversion rate for each share of Series E Preferred Stock was amended to equal (i)(a) 56.60% multiplied by, (b) the Fully-Diluted shares as of the Approval Date, divided by (ii) the total number of shares of Series E, (iii) rounded to the nearest thousandths place. The total number of Fully-Diluted Shares shall be set as of, and shall not change after the Approval Date. Based on the current fully-diluted shares outstanding, this equates to 2,243,888,889 common shares. The Fully-Diluted means the aggregate of (A) the total number of shares of Common Stock outstanding as of such date, (B) the number of shares of Common Stock (including all such Common Stock equivalents) into which all Convertible Securities outstanding as of such date could be converted or exercised, and (C) the number of shares of Common Stock (including all such Common Stock equivalents) issuable upon exercise of all Options outstanding as of such date of exercise, divided by 0.4340.

Series E-1 Preferred Stock

The Series E-1 Preferred Stock has a stated value of $0.87 per share. Each share of Series E-1 Preferred Stock may be converted to 1,000 common shares.Shares of Series E-1Preferred Stock are senior in dividend rights and liquidation preference to our Common Stock and all other Common Stock Equivalents and pari passu to our other Preferred Stock designations.. It has votes equal to the number of shares of common stock into which the Series E-1 would be convertible on the record date for the vote or consent of stockholders, and shall otherwise have voting rights and powers equal to the voting rights and powers of common stock. It has votes equal to the number of shares of common stock into which the Series E-1 would be convertible on the record date for the vote or consent of stockholders, and shall otherwise have voting rights and powers equal to the voting rights and powers of common stock. To the extent that Series E-1 votes separately as a class or series as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the holders of a majority of the shares of the outstanding Series E-1, shall constitute the approval of such action by both the class or the series as applicable. To the extent that Series E-1 are entitled to vote on matters with holders of shares of Common Stock and vote together as one class, each share of Series E-1 shall entitle the Holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible using the record date as of which the Conversion Rate is calculated. Holders of Series E-1 shall be entitled to written notice of all stockholder meetings or written consents with respect to which they would be entitled by Vote. As long as any shares of Series E-1 are outstanding, we shall not, without the affirmative vote of the Holders of all the then outstanding shares of Series E-1, (a) alter or change adversely, the powers, preferences or rights given to the Series E-1 or alter or amend the Certificate of Designations, (b) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the Holder, or (c) enter into any agreement with respect to any of the foregoing.

Series F Preferred Stock

The Series F Preferred Stock has a stated value of $1 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the date which the Series F are issued. Shares of Series F Preferred Stock are senior in dividend rights and liquidation preference to our Common Stock and all other Common Stock Equivalents and pari passu to our other Preferred Stock designations. It has voting rights equal to the number of shares of common stock into which the Series F would be convertible on the record date for the vote or consent of stockholders and shall otherwise have voting rights and powers equal to the voting rights and powers of common stock. It has votes equal to the number of shares of common stock into which the Series F would be convertible on the record date for the vote or consent of stockholders and shall otherwise have voting rights and powers equal to the voting rights and powers of common stock. To the extent that Series F votes separately as a class or series as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the holders of a majority of the shares of the outstanding Series F, shall constitute the approval of such action by both the class or the series as applicable. To the extent that Series F are entitled to vote on matters with holders of shares of Common Stock, voting together as one class, each share of Series F shall entitle the Holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible using the record date as of which the Conversion Rate is calculated. Holders of Series F shall be entitled to written notice of all stockholder meetings or written consents with respect to which they would be entitled by Vote. As long as any shares of Series F are outstanding, we shall not, without the affirmative vote of the Holders of all the then outstanding shares of Series F, (a) alter or change adversely the powers, preferences or rights given to the Series F or alter or amend the Certificate of Designations, (b) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the Holder, or (c) enter into any agreement with respect to any of the foregoing.

On September 16, 2021, the conversion rate for each share of Series F Preferred Stock was amended to equal (i)(a) 4.84% multiplied by, (b) the Fully-Diluted shares as of the Approval Date, divided by (ii) the total number of shares of Series F, (iii) rounded to the nearest thousandths place. The total number of Fully-Diluted Shares shall be set as of, and shall not change after the Approval Date. Based on the full-diluted shares outstanding, this equates to 192,073,017 shares of Common Stock on the Approval Date. The Fully-Diluted means the aggregate of (A) the total number of shares of Common Stock outstanding as of such date, (B) the number of shares of Common Stock (including all such Common Stock equivalents) into which all Convertible Securities outstanding as of such date could be converted or exercised, and (C) the number of shares of Common Stock (including all such Common Stock equivalents) issuable upon exercise of all Options outstanding as of such date of exercise, divided by 0.9516.

Series G Preferred Stock

The Series G Preferred Stock has a 4.99% conversion cap which may be increased to a maximum of 9.9% by holder by written notice to us. There is a stated value of $1,000 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the date which the Series G are issued. Series G are ranked as a Junior Preferred Stock. It has voting rights equal to the number of shares of common stock into which the Series G would be convertible on the record date for the vote or consent of stockholders and shall otherwise have voting rights and powers equal to the voting rights and powers of common stock. To the extent that Series G votes separately as a class or series as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the holders of a majority of the shares of the outstanding Series G, shall constitute the approval of such action by both the class or the series as applicable. To the extent that Series G are entitled to vote on matters with holders of shares of Common Stock, voting together as one class, each share of Series G shall entitle the Holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible using the record date as of which the Conversion Rate is calculated. Holders of Series G shall be entitled to written notice of all stockholder meetings or written consents with respect to which they would be entitled by Vote. As long as any shares of Series G are outstanding, we shall not, without the affirmative vote of the Holders of all the then outstanding shares of Series G, (a) alter or change adversely the powers, preferences or rights given to the Series G or alter or amend the Certificate of Designations, (b) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the Holder, or (c) enter into any agreement with respect to any of the foregoing.

On September 16, 2021, the conversion rate for each share of Series G Preferred Stock was amended to equal (i)(a) 6.45% multiplied by, (b) the Fully-Diluted shares as of the Approval Date, divided by (ii) the total number of shares of Series G, (iii) rounded to the nearest thousandths place. The total number of Fully-Diluted Shares shall be set as of, and shall not change after the Approval Date. Based on the current fully-diluted shares outstanding, this equates to 255,555,556 shares of common stock on the Approval Date. The Fully-Diluted means the aggregate of (A) the total number of shares of Common Stock outstanding as of such date, (B) the number of shares of Common Stock (including all such Common Stock equivalents) into which all Convertible Securities outstanding as of such date could be converted or exercised, and (C) the number of shares of Common Stock (including all such Common Stock equivalents) issuable upon exercise of all Options outstanding as of such date of exercise, divided by 0.9355.

Series H Preferred Stock

The Series H Preferred Stock has a stated value of $1 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the date which the Series H are issued. Shares of Series H Preferred Stock have no voting rights and are senior in dividend rights and liquidation preference to our Common Stock and all other Common Stock Equivalents and pari passu to our other Preferred Stock designations. Each share of Series H Preferred Stock may be converted to 1,000 common shares, subject to a maximum ownership limit of 9.99%.

Applicable Anti-Takeover Law

Set forth below is a summary of the provisions of the Company’s Articles of Incorporation and Bylaws that could have the effect of delaying or preventing a change in control of the Company. The following description is only a summary, and it is qualified by reference to the Articles of Incorporation, Bylaws and relevant provisions of the Nevada Revised Statutes.

Board of Directors Vacancies

The Company’s Bylaws authorize only its board of directors to fill vacant directorships. In addition, the number of directors constituting the Company’s board of directors may be set only by resolution of the majority of the incumbent directors.

Special Meeting of Shareholders

The Company’s Bylaws provide that special meetings of its shareholders may be called by the president of the Company, the board of directors, the Chairman of the Board or by shareholders holding not less than one-tenth (1/10) of the voting power of the Company.

Authorized but Unissued Share

The Company’s authorized but unissued shares of Common Stock and Preferred Stock are available for future issuance without shareholder approval and may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The Company’s transfer agent and registrar is Action Stock Transfer whose address is 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah 84121.

Listing

The Company’s Common Stock is listed on OTCQB under the symbol “MDEX.”